Exhibit 99.1

For Immediate Release

STRATASYS AND OBJET AGREE TO COMBINE TO CREATE A LEADER IN 3D PRINTING

AND DIRECT DIGITAL MANUFACTURING

Combined Company Would Be Valued at Approximately $1.4 Billion

Combined Company Well Positioned With Multiple Technology Platforms and Complementary Products Available Across Enhanced Integrated Sales and Marketing Organization

Transaction Expected to be Accretive to Cash Earnings Per Share

Within First 12 Months After Closing

Stratasys Announces Preliminary First Quarter 2012 Financial Results

MINNEAPOLIS, MN and REHOVOT, ISRAEL – April 16, 2012 – Stratasys, Inc. (NASDAQ: SSYS), a leading manufacturer of 3D printers and production systems for prototyping and manufacturing applications, and privately held Objet Ltd., a leading manufacturer of 3D printers for rapid prototyping, today announced that the boards of directors of both companies have unanimously approved a definitive merger agreement under which the companies would combine in an all-stock transaction with a combined equity value of approximately $1.4 billion, based upon the closing price of Stratasys’ common stock on April 13, 2012. The transaction will position the combined company as a leader within the high-growth 3D printing and direct digital manufacturing industry.

Under the terms of the agreement, Stratasys will merge with a subsidiary of Objet, and Stratasys shareholders will receive one share of the new combined company for each share of Stratasys common stock they own. Upon closing of the transaction, Stratasys shareholders are expected to own 55 percent and Objet shareholders are expected to own 45 percent of the combined company on a fully diluted basis using the treasury stock method.

The combined company, which will retain the Stratasys name and operate under the name Stratasys Ltd., will have dual headquarters in Eden Prairie, Minnesota and Rehovot, Israel, the locations of Stratasys’ and Objet’s current headquarters, respectively, and will be registered in Israel. The company will continue to trade on NASDAQ under the ticker SSYS. Scott Crump, co-founder, current chief executive officer and chairman of Stratasys, will become full-time chairman of the combined company. Upon completion of the transaction, the combined company will also form an executive committee comprised of four members of the board of directors whose duties will include overseeing the integration of Stratasys and Objet and implementing the combined company’s business strategy. Elchanan Jaglom, current chairman of Objet, will serve as chairman of the executive committee of the combined company.

David Reis, current chief executive officer of Objet, will become chief executive officer of the combined company. Following the closing of the transaction, the board of directors of the combined company will consist of nine directors, with four directors designated by Stratasys and four directors designated by Objet. One additional director will be designated by Stratasys and approved by Objet.

The merger of Stratasys and Objet is expected to create a world class company offering an impressive portfolio of 3D printing and direct digital manufacturing solutions. The combined company should be well positioned to provide customers with the right solution by offering systems that produce parts with a wide range of capabilities and materials. The combined marketing and sales capabilities will provide extensive geographic reach, which should help grow customer awareness of the many opportunities to employ 3D printing and rapid prototyping techniques. Existing customers will benefit from a broader range of products that offer complementary functionality, which will create opportunities to cross-sell the product lines into the combined company’s installed base. In addition, the combined company expects to expand its access to new customers across multiple industries. With a significant increase in scale, the new Stratasys will seek to grow efficiently and faster through its combined organization.

“Today marks a significant milestone for Stratasys and an important development for the 3D printing and direct digital manufacturing industry,” said Scott Crump, chief executive officer and chairman of Stratasys. “We are bringing together two of the most innovative and respected players in the field to create a global leader in a high-growth industry. Together we will have a broader and more comprehensive product and technology portfolio, and the resources, team and financial strength to achieve our goals. Building on the success of both companies, I am confident that we will capitalize on the many opportunities this combination creates for our shareholders, channel partners, customers, employees and other important stakeholders. We look forward to completing this transaction and to building significant long-term value for our shareholders.”

“We are excited to be joining forces with Stratasys,” said David Reis, chief executive officer of Objet. “This transaction creates an organization that will provide a broad range of rapid prototyping and direct digital manufacturing applications to our customers, and the ability to bring exciting new products to the market. With an impressive technology portfolio, great talent, and an extensive sales and marketing channel, we will be well positioned to achieve efficient growth, expand our distribution reach and create value for all of our stakeholders. We look forward to working with Stratasys employees to take our combined company to the next level.”

Strategic and Financial Benefits of Transaction

•        Impressive Product Portfolio: With an expansive product and technology portfolio, the combined company will offer customers the right solutions for a broad range of applications within a wide range of industry verticals. The combined company will offer complementary products and materials and bring together Objet’s expertise in design verification and visualization with Stratasys’ leadership in functional testing and direct digital manufacturing. The combined company will offer Stratasys’ advanced FDM® Technology, ideal for functional prototypes and applications requiring high levels of durability, Stratasys’ Solidscape® technology, used to make complex wax patterns for the investment casting process of finished parts, and Objet’s PolyJet™ technology, which provides high resolution printing suited for rapid prototyping and applications that require high feature detail and a finer surface finish.

•        Expanded Sales and Marketing Reach: The combined sales and marketing organization will include more than 260 resellers and selling agent entities around the world, allowing customers to streamline purchasing processes and provide new access to solutions that address their needs. In addition, this combination will result in greater distribution reach and enhanced opportunities for cross selling into the combined company’s installed base. The combined company will also offer improved customer service by joining two experienced teams capable of servicing a combined product line and technology portfolio.

•        Enhanced Capabilities and Scale: The merger will yield an even more impressive research and development team that includes a world class team of engineers and product developers. The combined company will be well positioned to remain at the forefront of innovation within a dynamic industry that is poised to transform the process of new product design and manufacturing. Together, Stratasys and Objet will have more capabilities to develop new consumables and systems than either Stratasys or Objet could alone. In addition, the combined company’s competitive position is expected to be improved by a scaled organization with a more comprehensive reach.

  Strong Leadership and Management Team: Scott Crump, co-founder, current CEO and chairman of Stratasys, together with Elchanan Jaglom, the current chairman of Objet, were the visionaries behind combining the two companies. Upon completion of the transaction Scott Crump and Elchanan Jaglom will continue to jointly provide visionary leadership for the combined company. Scott Crump will become full-time chairman of the combined company, leading innovation. Elchanan Jaglom will serve as chairman of the executive committee of the combined company. David Reis, current Objet CEO, will become CEO of the combined company, bringing proven executive leadership skills that will be critical in guiding the company toward future growth. David Reis has been CEO of Objet since 2009 and a member of the Objet board of directors since 2003. Prior to becoming CEO of Objet, he spent several years in the wide-format 2D printing industry as CEO and president at NUR Macroprinters and Scitex Vision.
  Strengthened Financial Performance: The transaction is expected to be accretive to cash earnings per share within the first 12 months after closing. The merger is expected to create significant revenue synergies from increased sales, which will stem from the combined company’s expanded sales reach and product portfolio, as well as from cross-selling of the complementary product portfolio to the existing combined customer base. Beginning 18 months after the close of the transaction, the combined company also expects to be generating between $7 and $8 million of annual net cost synergies, primarily resulting from several cost avoidance measures including the better allocation of current and future resources, the reduction in future recruitment costs, and the reduction in shared G&A expenses and corporate overhead, as the combined company continues to grow. In addition, the combined company expects to achieve between $3 and $4 million in annual tax savings also beginning 18 months after the transaction closes.
  Attractive Long-Term Target Operating Model: On a pro forma basis, the combined company expects to significantly improve its long-term operating model compared with Stratasys’ current standalone model. Longer-term, the combined company expects to achieve:
    Annual revenue growth of at least 20 percent;
    Non-GAAP operating income as a percent of sales of between 20 and 25 percent;
    An effective tax rate of between 15 and 20 percent; and
    Non-GAAP net income as a percent of sales of between 16 and 21 percent.

Approvals and Timing

The transaction, which is expected to be completed in the third quarter of 2012, is subject to, among other things, approval by Stratasys shareholders, registration of the Objet shares issuable to Stratasys shareholders with the Securities and Exchange Commission, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the satisfaction of regulatory requirements and other customary closing conditions. The approval by the Objet shareholders is required for certain actions related to the Merger. Stratasys has entered into a voting agreement with the Objet shareholders holding the requisite majority for said actions to secure the vote. The transaction will be taxable to Stratasys shareholders.

Preliminary First Quarter 2012 Financial Results

Today, Stratasys also announced preliminary financial results for the first quarter ended March 31, 2012. For the first quarter Stratasys expects to report revenue of approximately $45.0 million, a 31 percent increase compared with $34.3 million reported during the same period last year. Stratasys also expects to report non-GAAP net income of approximately $5.6 million to $6.3 million for the first quarter, or $0.27 to $0.29 per share, compared with $4.4 million, or $0.21 per share reported during the same period of last year. GAAP net income for the first quarter is expected to be approximately $4.3 million to $4.7 million, or $0.20 to $0.22 per share, compared with $5.0 million, or $0.23 per share, reported during the same period of last year. These numbers are preliminary and represent the most current information available to management. Stratasys plans to provide full financial results and updated 2012 guidance for Stratasys on a standalone basis during its first quarter financial results conference call scheduled for May 9, 2012. Items excluded in the non-GAAP calculation include amortization expense related to the acquisition of Solidscape, Inc. intangible assets; stock compensation expense; the gain on sale of an equity investment during the first quarter 2011; and the expenses associated with the company’s current efforts to combine with Objet Ltd.

Conference Call and Webcast

A conference call to discuss the transaction is scheduled for April 16, 2012 at 7:30 a.m. Central Time / 8:30 a.m. Eastern Time / 3:30 p.m. Israel Time. To participate by telephone, the U.S. dial-in number is (888) 562-3654, and the international dial-in is (973) 582-2703. Please reference conference ID# 70816946. Participants are advised to dial into the call at least ten minutes prior to the call start time to register. The conference call will be also available via live webcast on the Stratasys and Objet web sites at www.stratasys.com under the “Investors” tab and http://www.objet.com/NEWS_EVENTS/Press_Releases/Merger/.

A presentation will accompany the conference call and will be posted ten minutes prior to the start of the call. These slides may be accessed on the Stratasys and Objet websites.

A replay of this conference call may be accessed by webcast or by telephone. To access the replay, please dial (800) 585-8367 (U.S.) or (404) 537-3406 (international) and reference conference ID# 70816946. The replay and webcast will be available through April 30, 2012.

Advisors

Piper Jaffray & Co. is acting as financial advisor to Stratasys and rendered an opinion, from a financial point of view, as to the fairness to the Stratasys shareholders of the exchange ratio provided for in the merger. The firms McLaughlin & Stern, LLP, Richards, Layton & Finger, P.A., Latham & Watkins LLP, and Fischer Behar Chen Well Orion & Co. are acting as Stratasys’ legal advisors. J.P. Morgan Securities LLC is acting as financial advisor to Objet and the firms Meitar Liquornik Geva & Leshem Brandwein and Cooley LLP are acting as its legal advisors.

Cautionary Statement Regarding Forward-Looking Statements

All statements herein that are not historical facts or that include such words as “expects,” “anticipates,” “projects,” “estimates,” “vision,” “could,” “potential,” “plan”, “intends”, “desires”, “assume” or “believes” or similar words constitute forward-looking statements covered by the safe harbor protection of the Private Securities Litigation Reform Act of 1995. Except for the historical information herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties. These include statements regarding the expected timing and ultimate closing of the merger with Objet, as well as the financial and operating results of the combined company after, and the anticipated benefits of, the merger; the size of the 3D printing market; our objectives for the marketing and sale of our Dimension® and uPrint® 3D Printers; our support removal systems; and our Fortus® 3D Production Systems, particularly for use in direct digital manufacturing (DDM); the demand for our proprietary consumables; the expansion of our paid parts service; and our beliefs with respect to the growth in the demand for our products. Actual results may differ from those expressed or implied in our forward-looking statements. Such forward-looking statements involve and are subject to certain risks and uncertainties, which may cause our actual results to differ materially from those discussed in a forward-looking statement. Risks and uncertainties that may affect our business include our ability to penetrate the 3D printing market; the success of our distribution agreement with HP; our ability to achieve the growth rates experienced in preceding quarters; our ability to introduce, produce and market consumable materials, and the market acceptance of these materials; the impact of competitive products and pricing; our timely development of new products and materials and market acceptance of those products and materials; the success of our recent R&D initiative to expand the DDM capabilities of our core FDM technology; the success of our RedEye On Demand™ and other paid parts services; our ability to obtain the necessary approvals, including the affirmative vote of the Stratasys shareholders, and to satisfy the necessary closing conditions in order to successfully close the merger; our ability to successfully integrate and market the combined company’s products; the combined company’s ability to achieve the expected revenue targets, the combined company’s ability to attract and retain management; and the combined company’s ability to protect and defend intellectual property. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements, but we expressly disclaim any obligation to do so, even if our beliefs and expectations change. In addition to the statements described above, such forward-looking statements are subject to the risks and uncertainties described more fully in our reports filed or to be filed with the Securities and Exchange Commission, including our annual reports on Form 10-K and quarterly reports on Form 10-Q.

Non-GAAP Discussion

The information discussed within this release includes financial results that are in accordance with accounting principles generally accepted in the United States (GAAP). In addition, certain non-GAAP financial measures have been provided that exclude certain charges, expenses and income. The non-GAAP measures should be read in conjunction with the corresponding GAAP measures and should be considered in addition to, and not as an alternative or substitute for, the measures prepared in accordance with GAAP. The non-GAAP financial measures are provided in an effort to provide information that investors may deem relevant to evaluate results from the company’s core business operations and to compare the company’s performance with prior periods. The non-GAAP financial measures primarily identify and exclude certain discrete items, such as the warrant charge, restructuring expenses, amortization expenses and expenses associated with stock-based compensation required under ASC 718. The company uses these non-GAAP financial measures for evaluating comparable financial performance against prior periods.

This release is also available on the Stratasys and Objet web sites at www.stratasys.com and www.objet.com.

Important Information for Investors and Shareholders

In connection with the combination of Objet and Stratasys pursuant to an Agreement and Plan of Merger (the “Merger”), Objet will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form F-4, which will include a proxy statement/prospectus of Stratasys and a prospectus of Objet, as well as other relevant materials in connection with the proposed transaction. Stratasys will concurrently file the same proxy statement/prospectus with the SEC and will mail it to Stratasys shareholders for purposes of soliciting proxies for voting in favor of approving the Merger at a special meeting of Stratasys stockholders called for the purpose of approving the Merger Agreement and the Merger. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT STRATASYS, OBJET AND THE PROPOSED TRANSACTION. The proxy statement/prospectus and other relevant materials (when they become available) and any other related documents filed with the SEC may be obtained free of charge on the SEC’s website at www.sec.gov or via the Stratasys website at www.stratasys.com. Shareholders may also obtain a copy of the SEC filings free of charge upon written request to Stratasys, Attention: Shane Glenn, Director of Investor Relations, 7665 Commerce Way, Eden Prairie, Minnesota 55344.

Stratasys’ executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of Stratasys in connection with the Merger. Information about Stratasys’ executive officers and directors and their ownership of Stratasys common stock will be set forth in Stratasys’ amended Annual Report on Form 10-K for the year ended December 31, 2011, which will be filed with the SEC.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Stratasys

Stratasys Inc. is a maker of additive-manufacturing machines for prototyping and producing plastic parts. The company markets under the brands uPrint and Dimension 3D Printers and Fortus Production 3D Printers. The company also operates RedEye On Demand, a digital-manufacturing service for prototypes and production parts. Stratasys manufactures 3D printers for Hewlett Packard, which it sells under the brand Designjet3D. In 2011 Stratasys acquired 3D printer maker Solidscape Inc. According to Wohlers Report 2011, Stratasys had a 41-percent market share in 2010, and has been the unit market leader for the ninth consecutive year. Stratasys patented and owns the Fused Deposition Modeling (FDM®) process. The process creates functional prototypes and manufactured goods directly from any 3D CAD program, using high-performance industrial thermoplastics. The company holds more than 285 granted or pending additive-manufacturing patents globally. Stratasys products are used in the aerospace, defense, automotive, medical, business and industrial equipment, education, architecture, and consumer-product industries. Online at: www.Stratasys.com

FDM, Dimension, Fortus, uPrint and Stratasys are registered trademarks of Stratasys Inc. Fused Deposition Modeling is a trademark of Stratasys Inc.

About Objet

Objet Ltd. is a leading provider of high quality, cost effective inkjet-based 3D printing systems and materials. A global company, Objet has offices in North America, Europe, Japan, China, Hong Kong, and India.

Objet’s 3D printing systems and materials are ideal for any company involved in the manufacture or design of physical products using 3D software or other 3D content. Objet’s solutions can be typically found in sectors such as consumer goods and electronics, aerospace and defense, automotive, education, dental, medical, medical devices, architecture, industrial machinery, footwear, sporting goods, toys and service bureaus.

Founded in 1998, the company has thousands of customers worldwide including a substantial share of the relevant Fortune 100 and Fortune 500. Its award winning technology (13 awards in six years) is based upon more than 110 patents and patent pending inventions.

Objet’s 3D printers are available in a range of form-factors, from cost effective desktop 3D printers ideal for entry-level professionals up to industrial scale multi-material Connex machines for front-line designers and top manufacturers. Objet’s 3D printers feature PolyJet™ technology that simultaneously jets two materials, the industry’s highest resolution 3D printing quality, based on 16-micron (0.0006 in.) super-thin layering, wide material versatility (about 70 materials, ranging from rigid to rubber-like, transparent to opaque, and standard to ABS-grade engineering plastics), office friendliness and ease-of-operation.

For more information, visit www.objet.com.

Contacts

Stratasys

Investors:

Shane Glenn, Director, Investor Relations

952-294-3416

shane.glenn@stratasys.com

Dan Burch / Larry Dennedy
MacKenzie Partners
212-929-5500

Media:

Joe Hiemenz

952-906-2726

joe.hiemenz@stratasys.com

Jamie Moser / Andi Rose / Jennifer Beugelmans

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

Objet

Investors:

Erez Simha, COO & CFO

+972-8-931-4314

ir@objet.com

Media:

Todd Graff
Conover Tuttle Pace
617-412-4000
tgraff@ctpboston.com

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